Fouad Kallamni	May 15, 2013
PREMIER BEVERAGE GROUP CORP.
501 Madison Avenue, Suite 501
New York, New York 10022

RE:	FORBEARANCE AGREEMENT

Dear Mr. Kallamni:

Reference is made to that certain senior secured promissory note issued by PREMIER BEVERAGE GROUP CORP. (“Company”) to [                                        ] (“Assignee”) with an original principal balance of $100,000.00 and a current principal balance of $75,000 (“Original Debenture”). Reference is further made to that certain Assignment Agreement by and among Company, Assignee and [                                        ](“Lender”) dated May 15, 2013 (“Assignment Agreement”), pursuant to which Assignee assigned 100% of its right, title and interest in, to and under the Original Debenture to Lender. In consideration of the terms, conditions and provisions of this Forbearance Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties (each, a "Party" and, collectively, the "Parties") hereby agree as follows:

1.          The Company hereby confirms that an event of default has occurred under the Original Debenture due to the failure by the Company to pay the balances due on or before the stated maturity date ( “Stated Default”), and consequently that $136,287.50 in penalties are payable by the Company under the Original Debenture as of the date hereof, plus an additional $13,712.50 in costs incurred on behalf of the Company, corresponding to a total of $225,000.00 due and payable as of the date hereof (“Outstanding Balance”).

2.          In exchange for the agreement of Lender to forbear from exercising further rights in connection with the foregoing Stated Default, the Company hereby agrees to

a.           issue Lender an amended and restated convertible debenture with a principal balance equal to the Outstanding Balance and in substantially the same form as the form of debenture attached in Exhibit A hereto (the “Amended Debenture”);

b.           issue a total of 9.9% of the Company’s issued and outstanding common shares to Lender upon receipt of Lender’s written notice of conversion of a portion of the Outstanding Balance at a conversion price equal to the default conversion price stated in the Amended Debenture of $0.00015 per share, for a total of 9.9% of the Company’s issued and outstanding common shares at the time of conversion (“First Forbearance Shares”);

c.           issue a total of 9.9% of the Company’s issued and outstanding common shares to Lender upon receipt of Lender’s written notice of conversion of a portion of the Outstanding Balance at a conversion price equal to the greater of the default conversion price stated in the Amended Debenture of $0.00015 per share or the average volume weighted average closing market price for the Company’s common stock for the 45 days following the sooner to occur of (i) September 30, 2013, or (ii) the date upon which the Company has filed all reports required under Section 13 of the Securities Exchange Act of 1934 within the time parameters mandated by the Rules of the Securities and Exchange Commission (“Second Forbearance Shares”); and,

d.           execute and otherwise cause the execution of those certain documents, instruments and agreements itemized in Exhibit B hereto, and all other documents, agreements, certificates and other instruments necessary or appropriate in connection therewith.

3.          This Forbearance Agreement shall be made effective as of the date hereof (the “Effective Date”) and shall bind and inure to the benefit of undersigned and their respective successors and permitted assigns.

4.          The Parties hereby represent and warrant that (i) each Party has all requisite power and authority to execute, deliver and perform this Forbearance Agreement and to consummate the transactions contemplated hereby; (ii) that this Forbearance Agreement has been duly and validly executed and delivered, and constitutes the legal, valid and binding obligation of such Party; and (iii), that the execution, delivery and performance by it of this Forbearance Agreement and the consummation by it of the actions contemplated herein have been duly authorized by all necessary corporate or other action on behalf of such Party.

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Exhibit 10.18	1

Please confirm your acceptance and agreement to the foregoing terms and conditions of this Forbearance Agreement by signing where indicated below and returning the executed Forbearance Agreement to my attention.

Sincerely,
[ ]

By:
Name:
Title:	Manager

ACCEPTED AND AGREED TO BY:
PREMIER BEVERAGE GROUP CORP.

By:
Name:	Fouad Kallamni
Title:	President

Exhibit 10.18	2